Exhibit 3.1.35

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CARRABBA’S/NEW ENGLAND, LIMITED PARTNERSHIP

1.	CARRABBA’S/NEW ENGLAND, LIMITED PARTNERSHIP
(Name of Limited Partnership; must contain a suffix such as “Limited,” “Ltd.,” or “Limited Partnership”)

2.	2202 North West Shore Boulevard, 5th Floor, Tampa, Florida 33607
(Business address of Limited Partnership)

3.	Joseph J. Kadow
(Name of Registered Agent for Service of Process)

4.	2202 North West Shore Boulevard, 5th Floor, Tampa, Florida 33607
(Florida street address for Registered Agent)

5.	/S/ Joseph J. Kadow
(Registered Agent must sign here to accept designation as Registered Agent for Service of Process)

6.	2202 North West Shore Boulevard, 5th Floor, Tampa, Florida 33607
(Mailing Address of the Limited Partnership)

7.	The latest date upon which the Limited Partnership is to be dissolved is: 12/31/2037

8.	Name(s) of general partner(s):	Street address:

	CARRABBA’S ITALIAN GRILL, INC.	2202 North West Shore Boulevard, 5th Floor Tampa, Florida 33607

	PEABODY RESTAURANT GROUP, INC.	591 North Avenue, Bldg. 3 Wakefield, MA 01880

Under penalties of perjury I (we) declare that I (we) have read the foregoing and know the contents thereof and that the facts stated herein are true and correct.

Signed this 27th day of October, 2000.

Signature of all general partners:

PEABODY RESTAURANT GROUP, INC.		CARRABBA’S ITALIAN GRILL, INC.
a Massachusetts corporation, as General Partner		A Florida corporation, as General Partner

By:	/s/ Kevin P. Harron	By:	/s/ Joseph J. Kadow
	KEVIN P. HARRON, General Partner		JOSEPH J. KADOW, Secretary

AFFIDAVIT OF CAPITAL CONTRIBUTIONS

FOR FLORIDA LIMITED PARTNERSHIP

The undersigned, constituting the sole general partner of CARRABBA’S/NEW ENGLAND, LIMITED PARTNERSHIP, a Florida Limited Partnership, certify that:

The amount of capital contributions to date of the limited partners is $ —ZERO—.

The total amount contributed and anticipated to be contributed by the limited partners at this time totals $75,000.

Signed this 27th day of October , 2000.

FURTHER AFFIANT SAYETH NOT.

Under penalties of perjury I (we) declare that I (we) have read the foregoing and know the contents thereof and that the facts stated herein are true and correct.

PEABODY RESTAURANT GROUP, INC.		CARRABBA’S ITALIAN GRILL, INC.
a Massachusetts corporation, as General Partner		A Florida corporation, as General Partner

By:	/s/ Kevin P. Harron	By:	/s/ Joseph J. Kadow
	KEVIN P. HARRON, General Partner		JOSEPH J. KADOW, Secretary

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CARRABBA’S/NEW ENGLAND, LIMITED PARTNERSHIP

(Insert name currently on file with Florida Dept. of State)

Pursuant to the provisions of section 620.109, Florida Statutes, this Florida limited partnership, whose certificate was filed with the Florida Dept. of State on 11/20/2000, adopts the following certificate of amendment to its certificate of limited partnership.

FIRST: Amendment(s): (indicate article number(s) being amended, added, or deleted)

Remove general partner:

Peabody Restaurant Group, Inc.

SECOND: This certificate of amendment shall be effective at the time of its filing with the Florida Department of State.

THIRD: Signature(s)

Signature of current general partner:

/s/ Joseph J. Kadow
Joseph J. Kadow, Secretary
Carrabba’s Italian Grill, Inc.

Signature(s) of new general partner(s), if applicable: